Exhibit 99.1

AudioEye to Begin Trading on the Nasdaq Capital Market Exchange Today, September 4, 2018

TUCSON, Ariz., Sept. 4, 2018 /PRNewswire/ -- AudioEye, Inc. (NASDAQ: AEYE) (OTCQB: AEYE), the leader in cloud-based software-as-a-service (SaaS) digital content accessibility solutions, will begin trading on the Nasdaq Capital Market exchange at the open of trading today, September 4, 2018. The stock will trade under the symbol "AEYE."

"Our listing on Nasdaq represents yet another important milestone achieved for AudioEye, especially during such a pivotal time in our company's development," said Executive Chairman Dr. Carr Bettis. "With increased visibility and greater access to capital, we believe we are in a stronger position to accelerate our growth objectives. More specifically, we are poised to further solidify our position as the leader in digital accessibility solutions."

About AudioEye, Inc.
AudioEye (NASDAQ: AEYE) is a technology company serving businesses committed to providing equal access to their digital content. Through patented technology, subject matter expertise and proprietary processes, AudioEye is transforming how the world experiences digital content. Leading with technology, AudioEye identifies and resolves issues of accessibility and enhances the user experience, making digital content more accessible and more usable for more people.

The Company maintains offices in Tucson, Atlanta and Washington D.C. For more information about AudioEye and its online accessibility solutions, please visit www.audioeye.com.

Forward-Looking Statements
Any statements in this press release about AudioEye's expectations, beliefs, plans, objectives, prospects, financial condition, assumptions or future events or performance are not historical facts and are "forward-looking statements" as that term is defined under the federal securities laws. These statements are often, but not always, made through the use of words or phrases such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy," "outlook" and similar words. You should read the statements that contain these types of words carefully. Such forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from what is expressed or implied in such forward-looking statements. There may be events in the future that AudioEye is not able to predict accurately or over which AudioEye has no control. Other risks are described more fully in AudioEye's filings with the Securities and Exchange Commission. Forward-looking statements reflect management's analysis as of the date of this press release and AudioEye urges you not to place undue reliance on these forward-looking statements. AudioEye does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or uncertainties after the date hereof or to reflect the occurrence of unanticipated events.

Corporate Contact:
AudioEye, Inc.
Todd Bankofier, Chief Executive Officer
tbankofier@audioeye.com
(520) 308-6140

Investor Contact:
Matt Glover or Tom Colton
Liolios
AEYE@liolios.com
(949) 574-3860